                                                                            Exhibit 5 and 23.1

November 6, 2002

Board of Directors
Millennium Bankshares Corporation
1601 Washington Plaza
Reston, Virginia 20190

     Re:  Millennium Bankshares Corporation Incentive Stock Option Plan

Ladies and Gentlemen:

         This  letter  is  delivered  to  you  in  connection  with  the actions taken  and proposed  to be taken  by  Millennium Bankshares  Corporation,  a  Virginia  corporation  (the  "Company"),  with respect to the offer and sale from time to time pursuant to the Millennium Bankshares Corporation Incentive Stock Option Plan (the "Plan"), of up to 2,000,000 shares of the Company's common stock, par value $5.00 per share (the "Shares").   As  counsel to the  Company,  we  have reviewed the Registration Statement on Form S-8  (the  "Registration Statement")  to be filed by the  Company with  the Securities  and Exchange  Commission  to  effect the  registration of  the Shares under the Securities Act of 1933, as amended.

          In this regard, we have examined such corporate proceedings, records  and  documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

          Based upon such examination, it is our opinion that the  Shares,  when  issued  pursuant  to the Registration Statement and the terms and conditions  of the Plan, will be  validly issued, fully paid and nonassessable.  The foregoing opinion is  limited to  the laws of  the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

Very truly yours, WILLIAMS, MULLEN, CLARK & DOBBINS, P.C. By:_______________________________________ A Shareholder

A Professional Corporation

MICHIGAN * VIRGINIA * WASHINGTON, D.C. * LONDON Two James Center 1021 East Cary Street (23219) P.O. Box 1320 Richmond, VA 23218-1320 Tel: 804.643.1991 Fax: 804.783.6507 www.williamsmullen.com